EXHIBIT 1.01

ITURAN LOCATION AND CONTROL, LTD.
Conflict Minerals Report
For the Year ended December 31, 2017
In Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Mineral Report ("CMR") of Ituran Location and Control (herein referred to as "Ituran", "The Company", "we", "us" or "our") for the calendar year 2017 was prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 as amended (the “Rule”), which was promulgated in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 to implement reporting disclosure, and other requirements on registrants that manufacture, or contract to manufacture, products that contain conflict minerals (in the form of gold, tin, tantalum, and tungsten and their derivatives (collectively “3TG Metals”)) which are necessary to the functionality or production of those products.

We have determined that some 3TG Metals are present and were required for manufacture of certain Ituran products which were contracted to be manufactured by us or by our consolidated subsidiary in calendar year 2017. We have conducted a reasonable country of origin inquiry ("RCOI") on the relevant supply chains in a good faith manner designed to determine whether any of the 3TG Metals contained in such products originated in the Democratic Republic of the Congo or an adjoining country (“DRC”) or were from recycled or scrap sources.

Furthermore, we have exercised due diligence according to the OECD Due Diligence Guidance for Responsible Supply Chains (third edition) ("OECD Guidance") on the source and chain of custody of the 3TG Metals in our relevant 2017 supply chain. The OECD Guidance distinguishes between the roles of and the corresponding due diligence recommendations addressed to upstream companies and downstream companies in the supply chain. Accordingly, ‘upstream’ means the mineral supply chain from the mine to smelters or refineries ("SOR"), and downstream means the minerals supply chain from smelters/refiners to retailers. References to upstream and downstream throughout this CMR should be read as relying on these definitions. We are a downstream company, which is located several tiers above the SOR and don’t have direct relations with SOR, we followed the Conflict-Free Sourcing Initiative Five Practical Steps for Conflict Minerals Due Diligence and SEC Disclosure (Version 3.0) ("CFSI steps"), which provides practical interpretation of OECD guidelines for Conflict Minerals SEC disclosure for downstream companies.

Despite our efforts, we did not receive timely, complete and sufficient information from some of our suppliers to determine the country of origin and SOR of the 3TG Metals used in 3 of our products (out of 246 in total). Our due diligence we exercised includes the steps that we are taking to mitigate the risk that the 3TG Metals included in our products benefit armed groups in the DRC and the steps to improve our due diligence efforts.

Pursuant to SEC guidance issued April 29, 2014, the SEC order issued May 2, 2014, we are not required to describe any of our products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be DRC conflict free,” and therefore we make no conclusion in this regard in this CMR. In addition, we rely on the Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule April 7, 2017 ("SEC statement"), and the provided description of our Due Diligence efforts, shall not constitute as a waiver from the SEC statement. Furthermore, given that we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit of this CMR does not have to be conducted and therefore it was not included in this CMR.

We have prepared this CMR for filing as an exhibit to our Form SD. This CMR includes a description of the measures we have taken to perform RCOI, the measures we have taken to exercise due diligence and a list of the identified SORs.

1.	Overview of our Company

Ituran provides location-based services, consisting predominantly of stolen vehicle recovery and tracking services, as well as wireless communications products used in connection with its location-based services and various other applications. Ituran offers mobile asset location, Stolen Vehicle Recovery, management & control services for vehicles, cargo and personal security. Ituran’s subscriber base has been growing significantly since the Company’s inception to over 1,160,000 subscribers distributed globally. Established in 1995, Ituran has approximately 1,700 employees worldwide, provides its location based services in Israel, Brazil, Argentina and the United States.

We obtain products from two primary sources: (1) self-production by our consolidated subsidiary's (E.R.M. Electronic Systems Limited) manufacturing facilities, and (2) from a third party manufacturer (Telematics Wireless Ltd).

For more information, on our business is available in our Annual Report on Form 20-F for fiscal 2017 please visit Ituran’s website, at: www.ituran.com

2.	Reasonable Country of Origin Inquiry (RCOI)

We have assessed our suppliers including the suppliers of our consolidated subsidiary (ERM) on the likelihood that the products they supplied to us contain 3TG Metals, and then determined which suppliers to survey. We conducted our survey of the selected suppliers using the template developed by the Electronic Industry Citizenship Coalition® (“EICC®”) and The Global e-Sustainability Initiative (“GeSI”), known as the Conflict Free Smelter Initiative (“CFSI”) Conflict Minerals Reporting Template ("CMRT"). CMRT is a commonly used Template which was developed by CFSI to facilitate disclosure and communication of information regarding SORs who provide 3TG Metals to a company’s supply chain. CMRT includes questions regarding a company’s conflict-free policy and engagement with its direct suppliers, and requests a listing of the SORs used by the company and its suppliers. CMRT also contains questions about the origin of 3TG Metals included in the company’s products, as well as questions regarding supplier due diligence. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify suppliers upstream from our direct suppliers. We rely on our direct suppliers to provide us with information about the source of 3TG Metals contained in the components, and finished products supplied to us by those suppliers. In most instances, our direct suppliers are similarly reliant upon information provided by their suppliers.

Although our suppliers have identified the presence of some of the Conflict Minerals and provided information on the smelters based on the completed due diligence provided thus far, some suppliers also have indicated that their due diligence is not complete. We continue to work with these suppliers to get additional information regarding the SORs that provide 3TG Metals to our suppliers.

3.	Our Conflict Minerals Due Diligence Program Design

We have designed our conflict minerals due diligence in accordance with the principles of the OECD Guidance and CFSI steps appropriate for downstream companies in our position in the mineral supply chain. We are a downstream company. We do not procure any conflict minerals, 3TG Metals or 3TG Metals containing products from smelters, refiners or scrap processors. We purchase and rely on specialized products comprised in part of 3TG metals. We procure these products from various suppliers who themselves are downstream actors in the supply chain. Our due diligence design incorporates the same five elements recommended by OECD Guidance: (1) Establish Strong Company Management Systems, (2) Identify and Assess Risks in the Supply Chain, (3) Design and Implement a Strategy to Respond to Identified Risks, (4) Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices (which we are not required), and (5) Report Annually on Supply Chain Due Diligence. Our due diligence design is also influenced by our Conflict Minerals Compliance Policy and Code of conduct of Ituran's Suppliers and Agents, which articulates our commitment to monitoring our supply chain to assure that we don’t use products with conflict minerals which directly or indirectly supporting civil violence or human rights abuses in DRC.

4.	Our Due Diligence Process following OECD Guidance

4.1.	Established Strong Company Management Systems.

We developed a management system to implement our conflict minerals due diligence which is adjusted to us being a downstream company. We have adopted Conflict Minerals Compliance Policy and a Code of conduct of Ituran's Suppliers and Agents ("Code of Conduct"), which are available on our website www.ituran.com.

Our senior management supported the development of our Conflict Minerals Policy and monitored the results of our due diligence efforts. We assembled an internal team, led by our CFO, and includes the technical team from one of Ituran's consolidated companies, an external legal, and quality experts. We have established a system of controls and transparency over the conflict minerals supply-chain, by notifying our suppliers of our Code of Conduct and requesting them to agree to its terms. We have requested from our suppliers which we identified to provide us with CMRT disclosures, which allows us to collect and retain information on their SORs and 3TG Metals in their supply chain. We strengthen the engagement with our relevant suppliers, by requesting them to accept the terms of our Code of Conduct on Conflict Minerals, and working with them on improving their due diligence and CMRT reports. Being a downstream company, we don’t have any direct ability to affect upstream companies in our supply chain. Nevertheless, we have established a company grievance mechanism in form of a compliance hotline email: Eli_K@ituran.com, through which any interested party may ask questions or report concerns, including those regarding 3TG Metals.

4.2.	Identified and Assessed Risks in the Supply Chain

We identified the products that we manufactured, or contracted to manufacture, containing necessary 3TG Metals for the 2017 reporting period. This exercise resulted in the compilation of a list of suppliers and contract manufacturers that provided products containing 3TG Metals to us in 2017 (the “3TG Metals Supplier List”). We requested each entity on our 3TG Metals Supplier List to provide us with a CMRT. The CMRT among other requirements, prompts the Supplier to investigate its 3TG Metals supply chain tracing back to the SOR or scrap processor. The cover letter accompanying each CMRT outlines the Rule, explains the purpose and intent of the CMRT, and directed Suppliers to on-line CFSI training materials. These training materials provides our Suppliers with an overview of the due diligence objectives and guidance on filling out the CMRT. Most of our suppliers are well aware of their obligations and of rules governing conflict minerals, and have provided their CMRT in a timely manner. We have reviewed our suppliers CMRT responses for completeness and assessed whether further outreach to individual suppliers was necessary. We compared the names of the disclosed smelters and refiners in the CMRT responses to the list of entities that CFSI has confirmed to be true 3TG metals SORs (“CFSI Standard Smelter Names List”). We then compiled the CMRT data into our database. We generated a list of the SORs that are potentially associated with our 3TG Metals supply chain for 2017 ("List"). We cannot confirm that all SORs on this List processed the necessary 3TG Metals contained in our products. Most of our suppliers identified all SORs in their entire supply chain, rather than tailor their CMRT responses to the smelters and refiners associated with a particular product line sold to us specifically. In addition, we reviewed the completion of the CMRT, and looked for contradictions in the CMRTs and their reasonableness. In the event we find that there is missing or unclear information in the CMRT report, we have contacted the relevant supplier to require to complete the information or to provide reasonable and satisfying explanations, as applicable.

We review the data received from our suppliers with respect to smelters and refiners and compare such information against the lists of SOR's that have received either “Conflict-Free Smelters & Refineries" or a “Active Smelters & Refiners” designation from the CFSI. We viewed a CFSI Compliant designation as an indicator that the supply chain upstream of the SOR was not engaged in conduct that directly or indirectly financed or benefited armed groups in a Covered Country. We also reviewed available information from CFSI concerning the location and country of origin of the 3TG Metals sourced by SORs verified as CFSI Compliant on our List.

4.3.	Designed and Implemented Strategy to Respond to Identified Risks

Our internal team has reviewed the final List of SOR, and all the received CMRT reports, and reported the findings to our senior management. As the active risk management contemplated by the OECD Guidance is in the responsibility of the SORs themselves, and as we are only a downstream company, may work through our supply chain to understand which SORs are in our supply chain, and to determine if more investigation is required. Most of our suppliers have provided us complete CMRT reports, except a single supplier which is responsible only for 3 out of 246 products and components we use. In addition, few of our suppliers stated within their CMRT that a small amount of their 3TG Metals suppliers SORs are unknown or they haven’t themselves received the complete information on their SORs from their own suppliers. We have implemented a risk management plan to monitor these suppliers, and to work on engaging with these suppliers during the period until our next report, in order to improve their disclosure.

4.4.	Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices (not required for us)

As we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit does not have to be conducted and therefore it was not included in this CMR. As we are a downstream company, we do not purchase any 3TG Minerals directly from mines and we are many steps removed in the supply chain from the mining of the conflict minerals. We purchase materials used in our products from our suppliers and some of those materials contribute 3TG Metals necessary to our products and/or production process. The origin of 3TG Metals cannot be determined with any certainty once the ores are smelted and/or refined and converted to bullions, ingots or other smelted or refined derivatives. The SORs are consolidating points for ore and are in the best position in the total supply chain to know the origin of the ores. We rely on our direct suppliers to assist with our RCOI and due diligence efforts, including the identification of SORs, for the conflict minerals contained in the materials which they supply to us, and we also rely upon industry organizations (for example, EICC and CFSI) efforts to influence SORs to get audited and certified through CFSI's CFS programs.

4.5.	Report Annually on Supply Chain Due Diligence

We have compiled our results of RCOI and our due diligence and we have filed this report in accordance with the Rule through the use of the Form SD and the attachment of this CMR. Further information is also available by reviewing our Conflict Minerals Policy and Code of Conduct which are available at www.ituran.com.

5.	2017 Conflict Minerals Program Results

The response rate among suppliers surveyed in 2017 was 100%, which constitute an improvement since our last report, which had 96% response rate. Among the supplier responses, we identified 328 SORs as potential sources of 3TG Metals that were reported to be in the supply chain through the end of the 2017 calendar year. Out of them we have identified that 254 (77.4%) SORs fall in one of the abovementioned two designations from CFSI either “Conformant” (249 SORs) or an “Active” (5 SORs). Such results constitute an improvement since our 2016 report, in which 266 out of 380 SORs (70%) fell into one of the abovementioned CFSI designations.

Based on the information provided by our suppliers through the end of the 2017 calendar year, we believe that the SORs that may have used to process the 3TG Metals in our products, include the SORs listed in Annex A hereto.

6.	Future Activities

We are continuing to refine and expand the list of SORs. We believe that seeking information about SORs in our supply chain represents the most reasonable effort we can make to determine the locations of origin of the 3TG Metals in our supply chain.

During 2018, we plan to continue to maintain our RCOI processes with respect to 3TG Metals. During 2018 we expect to: (1) continue to follow-up on incomplete or unreceived responses from suppliers including with regard to identified smelters and refiners who do not appear on CFSI as Active or Conformant smelters and refiners lists; (2) further develop the engagement and collaboration with our suppliers with aim of continued improvement of our supplier response rate, reliability and quality;

7.	Forward Looking Statements

Certain of the matters discussed in this CMR, including in particular our due diligence processes, include "forward-looking statements" within the meaning of the Securities Act of 1933, as amended.  These forward-looking statements include, but are not limited to, our plans, objectives, expectations and intentions and other statements contained in this CMR that are not historical facts as well as statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond our control. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on our website and other materials referenced in this CMR are not incorporated by reference in this CMR.

Annex A

Smelter Name	Smelter Country	Tantalum	Tin	Gold	Tungsten	CFSI ID	CFSI Conformant / Active / None
A.L.M.T. Tungsten Corp.	Japan				*	CID000004	Conformant
Abington Reldan Metals, Llc	USA			*		CID002708	None
Acl Metais Eireli	Brazil				*	CID002833	Conformant
Advanced Chemical Company	USA			*		CID000015	Conformant
Advanced Metallurgical Group N.V. (AMG)	USA	*				Smelter not listed	None
Aida Chemical Industries Co., Ltd.	Japan			*		CID000019	Conformant
Al Etihad Gold LLC	United Arab Emirates			*		CID002560	Conformant
Allgemeine Gold-Und Silberscheideanstalt A.G.	Germany			*		CID000035	Conformant
Almalyk Mining and Metallurgical Complex (Ammc)	Uzbekistan			*		CID000041	Conformant
Alpha	USA		*			CID000292	Conformant
An Thai Minerals Co., Ltd.	Viet Nam		*			CID002825	None
An Vinh Joint Stock Mineral Processing Company	Viet Nam		*			CID002703	None
Anglogold Ashanti Córrego Do Sítio Mineração	Brazil			*		CID000058	Conformant
Argor-Heraeus S.A.	Switzerland			*		CID000077	Conformant
Asahi Pretec Corp.	Japan			*		CID000082	Conformant
Asahi Refining Canada Ltd.	Canada			*		CID000924	Conformant
Asahi Refining USA Inc.	USA			*		CID000920	Conformant
Asaka Riken Co., Ltd.	Japan			*		CID000090	Conformant
Asaka Riken Co., Ltd.	Japan	*				CID000092	Conformant
Asia Tungsten Products Vietnam Ltd.	Viet Nam				*	CID002502	Conformant
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey			*		CID000103	None
Au Traders and Refiners	South Africa			*		CID002850	Conformant

Aurubis AG	Germany			*		CID000113	Conformant
Bangalore Refinery	India			*		CID002863	Active
Bangko Sentral Ng Pilipinas (Central Bank Of The Philippines)	Philippines			*		CID000128	Conformant
Boliden AB	Sweden			*		CID000157	Conformant
C. Hafner Gmbh + Co. Kg	Germany			*		CID000176	Conformant
Caridad	Mexico			*		CID000180	None
CCR Refinery - Glencore Canada Corporation	Canada			*		CID000185	Conformant
Cendres + Métaux S.A.	Switzerland			*		CID000189	Conformant
Changsha South Tantalum Niobium Co., Ltd.	China	*				CID000211	Conformant
Chenzhou Diamond Tungsten Products Co., Ltd.	China				*	CID002513	Conformant
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China		*			CID000228	Conformant
Chimet S.P.A.	Italy			*		CID000233	Conformant
China Tin Group Co., Ltd.	China		*			CID001070	Conformant
Chongyi Zhangyuan Tungsten Co Ltd	China				*	CID000258	Conformant
Chugai Mining	Japan			*		CID000264	None
CNMC (Guangxi) Pgma Co., Ltd.	China		*			CID000278	None
Cooperativa Metalurgica De Rondônia Ltda.	Brazil		*			CID000295	None
CV Ayi Jaya	Indonesia		*			CID002570	Conformant
CV Dua Sekawan	Indonesia		*			CID002592	Conformant
CV Gita Pesona	Indonesia		*			CID000306	Conformant
CV Jus Tindo	Indonesia		*			CID000307	None
CV Serumpun Sebalai	Indonesia		*			CID000313	Conformant
CV Tiga Sekawan	Indonesia		*			CID002593	Conformant
CV United Smelting	Indonesia		*			CID000315	Conformant
Cv Venus Inti Perkasa	Indonesia		*			CID002455	Conformant
D Block Metals, LLC	USA	*				CID002504	Conformant
Da Nang Processing Import and Export Joint Stock	Viet Nam		*			CID003154	None

Daejin Indus Co., Ltd.	Korea (Republic Of)			*		CID000328	Conformant
Daye Non-Ferrous Metals Mining Ltd.	China			*		CID000343	None
Dayu Weiliang Tungsten Co., Ltd.	China				*	CID000345	None
Degussa Sonne/Mond Goldhandel Gmbh	Germany			*		CID002867	None
Doduco Contrats and Refining Gmbh	Germany			*		CID000362	Conformant
Dowa	Japan			*		CID000401	Conformant
Dowa	Japan		*			CID000402	Conformant
DSC (Do Sung Corporation)	Korea (Republic Of)			*		CID000359	Conformant
Duoluoshan	China	*				CID000410	None
Eco-System Recycling Co., Ltd.	Japan			*		CID000425	Conformant
Electro-Mechanical Facility of The Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam		*			CID002572	None
Elemetal Refining, LLC	USA			*		CID001322	None
Em Vinto	Bolivia		*			CID000438	Conformant
Emirates Gold	United Arab Emirates			*		CID002561	Conformant
Estanho De Rondônia S.A.	Brazil		*			CID000448	None
Exotech Inc.	USA	*				CID000456	Conformant
F&X Electro-Materials Limited.	China	*				CID000460	Conformant
Feinhütte Halsbrücke GmbH	Germany		*			CID000466	none
Fenix Metals	Poland		*			CID000468	Conformant
Fir Metals & Resource Ltd.	China	*				CID0002505	Conformant
Fujian Jinxin Tungsten Co., Ltd.	China				*	CID000499	Conformant
Gansu Seemine Material Hi-Tech Co., Ltd.	China			*		CID0000522	None

Ganzhou Haichuang Tungsten Industry Co., Ltd.	China				*	CID002645	None
Ganzhou Huaxing Tungsten Products Co., Ltd.	China				*	CID000875	Conformant
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China				*	CID002315	Conformant
Ganzhou Seadragon W & Mo Co., Ltd.	China				*	CID002494	Conformant
Ganzhou Yatai Tungsten Co., Ltd.	China				*	CID002536	None
GCC Gujrat Gold Centre Pvt. Ltd.	India			*		CID002852	None
Geib Refining Corporation	USA			*		CID002459	Conformant
Gejiu Fengming Metallurgy Chemical Plant	China		*			CID002848	Conformant
Gejiu Jinye Mineral Company	China		*			CID002859	Conformant
Gejiu Kai Meng Industry and Trade LLC	China		*			CID000942	Conformant
Gejiu Non-Ferrous Metal Processing Co. Ltd.	China		*			CID000538	Conformant
Gejiu Non-Ferrous Metal Processing Co., Ltd.	China		*			CID001908	Conformant
Gejiu Zili Mining and Metallurgy Co., Ltd.	China		*			CID000555	None
Global Advanced Metals Aizu	Japan	*				CID002558	Conformant
Global Advanced Metals Boyertown	USA	*				CID002557	Conformant
Global Tungsten & Powders Corp.	USA				*	CID000568	Conformant
Gold Refinery of Zijin Mining Group Co., Ltd.	China			*		CID002243	Conformant
Great Wall Precious Metals Co., Ltd. Of Cbpm	China			*		CID001909	None
Great Wall Precious Metals Co., Ltd. of CBPM	China			*		CID001909	None
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China		*			CID003116	Conformant
Guangdong Jinding Gold Limited	China			*		CID002312	none

Guangdong Rising Rare Metals-EO Materials Ltd.	China	*				CID000291	Conformant
Guangdong Xianglu Tungsten Co., Ltd.	China				*	CID000218	Conformant
Guangdong Zhiyuan New Material Co., Ltd.	China	*				CID000616	Conformant
Guanyang Guida Nonferrous Metal Smelting Plant	China		*			CID002849	Conformant
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China			*		CID000651	None
H.C. Starck Co., Ltd.	THAILAND	*				CID002544	Conformant
H.C. Starck Hermsdorf GmbH	Germany	*				CID002547	Conformant
H.C. Starck Inc.	USA	*				CID002548	Conformant
H.C. Starck Ltd.	JAPAN	*				CID002549	Conformant
H.C. Starck Smelting GmbH & Co. KG	Germany	*				CID002550	Conformant
H.C. Starck Smelting GmbH & Co. KG	Germany				*	CID002542	Conformant
H.C. Starck Tantalum and Niobium GmbH	Germany	*				CID002545	Conformant
H.C. Starck Tungsten GmbH	Germany				*	CID002541	Conformant
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA			*		CID000671	None
Hayes Metals	New Zealand		*			Smelter not listed	None
HeeSung Metal Ltd.	KOREA, REPUBLIC OF			*		CID000689	Conformant
Heimerle + Meule GmbH	Germany			*		CID000694	Conformant
Hengyang King Xing Lifeng New Materials Co., Ltd.	China	*				CID002492	Conformant
Heraeus Ltd. Hong Kong	China			*		CID000707	Conformant
Heraeus Precious Metals GmbH & Co. KG	Germany			*		CID000711	Conformant
Hi-Temp	USA	*				CID000731	None
HuiChang Hill Tin Industry Co., Ltd.	China		*			CID002844	Conformant

Huichang Jinshunda Tin Co., Ltd.	China		*			CID000760	Conformant
Hunan Chenzhou Mining Co., Ltd.	China				*	CID000766	Conformant
Hunan Chenzhou Mining Co., Ltd.	China			*		CID000767	None
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China				*	CID002579	Conformant
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China				*	CID000769	Conformant
Hunan Litian Tungsten Industry Co., Ltd.	China				*	CID003182	None
HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF			*		CID000778	None
Hydrometallurg, JSC	RUSSIAN Federation				*	CID002649	Conformant
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China			*		CID000801	Conformant
Ishifuku Metal Industry Co., Ltd.	JAPAN			*		CID000807	Conformant
Istanbul Gold Refinery	TURKEY			*		CID000814	Conformant
Italpreziosi	ITALY			*		CID002765	Conformant
Japan Mint	JAPAN			*		CID000823	Conformant
Japan New Metals Co., Ltd.	JAPAN				*	CID000825	Conformant
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China				*	CID002551	Conformant
Jiangxi Copper Co., Ltd.	China			*		CID000855	Conformant
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China				*	CID002647	None
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	*				CID002512	Conformant
Jiangxi Gan Bei Tungsten Co., Ltd.	China				*	CID002321	Conformant
Jiangxi Ketai Advanced Material Co., Ltd.	China		*			CID000244	Conformant

Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China			*	CID002313	None
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China			*	CID002318	Conformant
Jiangxi Tuohong New Raw Material	China	*			CID002842	Conformant
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China			*	CID002317	Conformant
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China			*	CID002535	None
Jiangxi Yaosheng Tungsten Co., Ltd.	China			*	CID002316	Conformant
JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	*			CID000914	Conformant
Jiujiang Nonferrous Metals Smelting Company Limited	China	*			CID000917	Conformant
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	*			CID002506	Conformant
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN Federation		*		CID000927	None
JSC Uralelectromed	RUSSIAN Federation		*		CID000929	Conformant
JX Nippon Mining & Metals Co., Ltd.	JAPAN		*		CID000937	Conformant
Kaloti Precious Metals	UNITED ARAB EMIRATES		*		CID002563	None
Kazakhmys Smelting LLC	Kazakhstan		*		CID000956	None
Kazzinc	Kazakhstan		*		CID000957	Conformant
KEMET Blue Metals	MEXICO	*			CID002539	Conformant
KEMET Blue Powder	USA	*			CID002568	Conformant
Kennametal Fallon	USA			*	CID000966	Conformant
Kennametal Huntsville	USA			*	CID000105	Conformant
Kennecott Utah Copper LLC	USA		*		CID000969	Conformant

KGHM Polska Miedz Spolka Akcyjna	POLAND			*		CID002511	Active
King-Tan Tantalum Industry Ltd.	CHINA	*				CID000973	None
Kojima Chemicals Co., Ltd	JAPAN			*		CID000981	Conformant
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF			*		CID002605	Conformant
Kyrgyzaltyn JSC	Kyrgyzstan			*		CID001029	Conformant
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN Federation			*		CID002865	None
L'azurde Company For Jewelry	SAUDI ARABIA			*		CID001032	None
Lingbao Gold Co., Ltd.	China			*		CID001056	None
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China			*		CID001058	None
L'Orfebre S.A.	ANDORRA			*		CID002762	Active
LSM Brasil S.A.	BRAZIL	*				CID001076	Conformant
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF			*		CID001078	Conformant
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China			*		CID001093	None
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL		*			CID002468	Conformant
Malaysia Smelting Corporation (MSC)	MALAYSIA		*			CID001105	Conformant
Malipo Haiyu Tungsten Co., Ltd.	China				*	CID002319	Conformant
Marsam Metals	BRAZIL			*		CID002606	Conformant
Materion	USA			*		CID001113	Conformant
Matsuda Sangyo Co., Ltd.	JAPAN			*		CID001119	Conformant
Mehra Ferro-Alloys Pvt Ltd.	India				*	Smelter not listed	None
Melt Metais e Ligas S.A.	BRAZIL		*			CID002500	Conformant
Metallic Resources, Inc.	USA		*			CID001142	Conformant
Metallo Chimique	BELGIUM		*			CID002773	Conformant

Metallo Spain S.L.U.	SPAIN		*			CID002774	Conformant
Metallurgical Products India Pvt., Ltd.	INDIA	*				CID001163	Conformant
Metalor Technologies (Hong Kong) Ltd.	China			*		CID001149	Conformant
Metalor Technologies (Singapore) Pte., Ltd.	Singapore			*		CID001152	Conformant
Metalor Technologies (Suzhou) Ltd.	China			*		CID001147	Conformant
Metalor Technologies S.A.	Switzerland			*		CID001153	Conformant
Metalor USA Refining Corporation	USA			*		CID001157	Conformant
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO			*		CID001161	Conformant
Mineracao Taboca S.A.	BRAZIL	*				CID001175	Conformant
Mineração Taboca S.A.	BRAZIL		*			CID001173	Conformant
Minsur	PERU		*			CID001182	Conformant
Mitsubishi Materials Corporation	JAPAN			*		CID001188	Conformant
Mitsubishi Materials Corporation	JAPAN		*			CID001191	Conformant
Mitsui Mining and Smelting Co., Ltd.	JAPAN			*		CID001193	Conformant
Mitsui Mining and Smelting Co., Ltd.	JAPAN	*				CID001192	Conformant
MMTC-PAMP India Pvt., Ltd.	INDIA			*		CID002509	Conformant
Modeltech Sdn Bhd	MALAYSIA			*		CID002857	Active
Modeltech Sdn Bhd	MALAYSIA		*			CID002858	None
Moliren Ltd.	RUSSIAN Federation				*	CID002845	Conformant
Morris and Watson	NEW ZEALAND			*		CID002282	None
Morris and Watson Gold Coast	Australia			*		CID002866	None
Moscow Special Alloys Processing Plant	RUSSIAN Federation			*		CID001204	Conformant
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY			*		CID001220	Conformant

Nankang Nanshan Tin Manufactory Co., Ltd.	China		*			CID001231	Conformant
Navoi Mining and Metallurgical Combinat	Uzbekistan			*		CID001236	None
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM		*			CID002573	None
Niagara Refining LLC	USA				*	CID002589	Conformant
Nihon Material Co. LTD	JAPAN			*		CID001259	Conformant
Ningxia Orient Tantalum Industry Co., Ltd.	China	*				CID001277	Conformant
NPM Silmet AS	ESTONIA	*				CID001200	Conformant
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM				*	CID002543	Conformant
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND		*			CID001314	Conformant
O.M. Manufacturing Philippines, Inc.	Philippines		*			CID002517	Conformant
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA			*		CID002779	Conformant
Ohura Precious Metal Industry Co., Ltd.	JAPAN			*		CID001325	Conformant
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN Federation			*		CID001326	Conformant
OJSC Novosibirsk Refinery	RUSSIAN Federation			*		CID000493	Conformant
OMSA	BOLIVIA		*			CID001337	Conformant
PAMP S.A.	Switzerland			*		CID001352	Conformant
Pease & Curren	USA			*		CID002872	None
Penglai Penggang Gold Industry Co., Ltd.	China			*		CID001362	None
Philippine Chuangxin Industrial Co., Inc.	Philippines				*	CID002827	Conformant
Planta Recuperadora de Metales SpA	Chile			*		CID002919	Conformant
Power Resources Ltd.	Macedonia, THE FORMER Yugoslav Republic of	*				CID002847	Conformant

Prioksky Plant of Non-Ferrous Metals	RUSSIAN Federation		*	CID001386	Conformant
PT Aneka Tambang (Persero) Tbk	Indonesia		*	CID001397	Conformant
PT Aries Kencana Sejahtera	Indonesia	*		CID000309	Conformant
PT Artha Cipta Langgeng	Indonesia	*		CID001399	Conformant
PT ATD Makmur Mandiri Jaya	Indonesia	*		CID002503	Conformant
PT Babel Inti Perkasa	Indonesia	*		CID001402	Conformant
PT Bangka Prima Tin	Indonesia	*		CID002776	Conformant
PT Bangka Tin Industry	Indonesia	*		CID001419	Conformant
PT Belitung Industri Sejahtera	Indonesia	*		CID001421	Conformant
PT Bukit Timah	Indonesia	*		CID001428	Conformant
PT Cipta Persada Mulia	Indonesia	*		CID002696	None
PT DS Jaya Abadi	Indonesia	*		CID001434	Conformant
PT Eunindo Usaha Mandiri	Indonesia	*		CID001438	Conformant
PT Inti Stania Prima	Indonesia	*		CID002530	Conformant
PT Karimun Mining	Indonesia	*		CID001448	Conformant
PT Kijang Jaya Mandiri	Indonesia	*		CID002829	Conformant
PT Lautan Harmonis Sejahtera	Indonesia	*		CID002870	Conformant
PT Menara Cipta Mulia	Indonesia	*		CID002835	Conformant
PT Mitra Stania Prima	Indonesia	*		CID001453	Conformant
PT O.M. Indonesia	Indonesia	*		CID002757	None
PT Panca Mega Persada	Indonesia	*		CID001457	Conformant
PT Prima Timah Utama	Indonesia	*		CID001458	Conformant
PT REFINED BANGKA TIN	Indonesia	*		CID001460	Conformant
PT Sariwiguna Binasentosa	Indonesia	*		CID001463	Conformant

PT Stanindo Inti Perkasa	Indonesia		*		CID001468	Conformant
PT Sukses Inti Makmur	Indonesia		*		CID002816	Conformant
PT Sumber Jaya Indah	Indonesia		*		CID001471	Conformant
PT Tambang Timah	Indonesia		*		CID001477	Conformant
PT Timah	Indonesia		*		CID001482	Conformant
PT Tinindo Inter Nusa	Indonesia		*		CID001490	Conformant
PT Tommy Utama	Indonesia		*		CID001493	Conformant
PT Wahana Perkit Jaya	Indonesia		*		CID002479	None
PX Precinox S.A.	Switzerland			*	CID001498	Conformant
QuantumClean	USA	*			CID001508	Conformant
Rand Refinery (Pty) Ltd.	SOUTH AFRICA			*	CID001512	Conformant
Remondis Argentia B.V.	Netherlands			*	CID002582	Active
Republic Metals Corporation	USA			*	CID002510	Conformant
Resind Industria e Comercio Ltda.	BRAZIL	*			CID002707	Conformant
Resind Industria e Comercio Ltda.	BRAZIL		*		CID002706	Conformant
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	*			CID001522	Conformant
Royal Canadian Mint	CANADA			*	CID001534	Conformant
Rui Da Hung	TAIWAN, PROVINCE OF CHINA		*		CID001539	Conformant
SAAMP	FRANCE			*	CID002761	Conformant
Sabin Metal Corp.	USA			*	CID001546	None
Safimet S.p.A	ITALY			*	CID002973	Conformant
SAFINA A.S.	CZECH REPUBLIC			*	CID002290	Conformant
Sai Refinery	INDIA			*	CID002853	None
Samduck Precious Metals	KOREA, REPUBLIC OF			*	CID001555	Conformant
Samwon Metals Corp.	KOREA, REPUBLIC OF			*	CID001562	None

SAXONIA Edelmetalle GmbH	GERMANY			*		CID002777	Conformant
Schone Edelmetaal B.V.	Netherlands			*		CID001573	None
SEMPSA Joyeria Plateria S.A.	SPAIN			*		CID001585	Conformant
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA			*		CID001619	None
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA			*		CID001622	Conformant
Sichuan Tianze Precious Metals Co., Ltd.	CHINA			*		CID001736	Conformant
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA			*		CID002516	Conformant
So Accurate Group, Inc.	USA			*		CID001754	None
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN Federation			*		CID001756	Conformant
Soft Metais Ltda.	BRAZIL		*			CID001758	Conformant
Solar Applied Materials Technology Corp.	TAIWAN			*		CID001761	Conformant
Solikamsk Magnesium Works OAO	RUSSIAN Federation	*				CID001769	Conformant
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA				*	CID002815	Conformant
State Research Institute Center for Physical Sciences and Technology	Lithuania			*		CID003153	None
Sumitomo Metal Mining Co., Ltd.	JAPAN			*		CID001798	Conformant
SungEel HiTech	KOREA, REPUBLIC OF			*		CID002918	Conformant
Super Ligas	BRAZIL		*			CID002756	None
T.C.A S.p.A	ITALY			*		CID002580	Conformant
Taki Chemical Co., Ltd.	JAPAN	*				CID001869	Conformant
Tanaka Kikinzoku Kogyo K.K.	JAPAN			*		CID001875	Conformant
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM				*	CID001889	Conformant

Telex Metals	USA	*				CID001891	Conformant
Thaisarco	THAILAND		*			CID001898	Conformant
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA			*		CID001916	Conformant
Tokuriki Honten Co., Ltd	JAPAN			*		CID001938	Conformant
Tongling Nonferrous Metals Group Co., Ltd.	CHINA			*		CID001947	None
Tony Goetz NV	BELGIUM			*		CID002587	None
TOO Tau-Ken-Altyn	Kazakhstan			*		CID002615	None
Torecom	KOREA, REPUBLIC OF			*		CID001955	Conformant
Tranzact, Inc.	USA	*				CID002571	None
Tungsten Diversified Industries LLC	USA				*	Smelter not listed	None
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM		*			CID002574	None
Ulba Metallurgical Plant JSC	Kazakhstan	*				CID001969	Conformant
Umicore Brasil Ltda.	BRAZIL			*		CID001977	Conformant
Umicore Precious Metals Thailand	THAILAND			*		CID002314	Conformant
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM			*		CID001980	Conformant
Unecha Refractory metals plant	RUSSIAN Federation				*	CID002724	Conformant
United Precious Metal Refining, Inc.	USA			*		CID001993	Conformant
Valcambi S.A.	Switzerland			*		CID002003	Conformant
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM				*	CID002011	Conformant
VQB Mineral and Trading Group JSC	VIET NAM		*			CID002015	none
Western Australian Mint (T/a The Perth Mint)	Australia			*		CID002030	Conformant
White Solder Metalurgia e Mineracao Ltda.	BRAZIL		*			CID002036	Conformant
WIELAND Edelmetalle GmbH	Germany			*		CID002778	Conformant

Wolfram Bergbau und Hutten AG	AUSTRIA				*	CID002044	Conformant
Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF				*	CID002843	Conformant
Xiamen Tungsten (H.C.) Co., Ltd.	China				*	CID002320	Conformant
Xiamen Tungsten Co., Ltd	China				*	CID002082	Conformant
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China				*	CID002830	Conformant
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China				*	CID002095	Conformant
XinXing HaoRong Electronic Material Co., Ltd.	China	*				CID002508	Conformant
Yamakin Co., Ltd.	JAPAN			*		CID002100	Conformant
Yichun Jin Yang Rare Metal Co., Ltd.	China	*				CID002307	None
Yokohama Metal Co., Ltd.	JAPAN			*		CID002129	Conformant
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China		*			CID002158	Conformant
Yunnan Copper Industry Co., Ltd.	China			*		CID000197	None
Yunnan Tin Company Limited	China		*			CID002180	Conformant
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China			*		CID002224	Conformant
Zhuzhou Cemented Carbide Group Co., Ltd.	China	*				CID002232	None